Exhibit 99.1
NEWS RELEASE
Contact: Joseph Tesoriero
Phone: (818) 879-6900
Beth Potillo
Phone: (818) 879-6733
DOLE FOOD COMPANY, INC. REPORTS 1ST QUARTER 2010 RESULTS
     WESTLAKE VILLAGE, California — May 10, 2010 — Dole Food Company, Inc. today announced its financial and operating results for the first quarter ended March 27, 2010. Dole reported first quarter 2010 Adjusted EBITDA of $85 million compared to $122 million in the first quarter of 2009.
     David A. DeLorenzo, Dole’s President and CEO said: “We are very pleased with the performance of our fresh vegetables and packaged foods segments which met or exceeded our plan for the quarter. Our fresh fruit operations, however, were negatively impacted by poor market conditions in Europe and Asia during the quarter related to severe weather conditions in both markets, as well as the continuing weak economic conditions in the European Union. Overall, the operating earnings met our expectations, considering the write-off of almost $5 million in deferred debt issuance costs in the quarter.”
     On May 3, 2010, Dole was awarded $30.7 million, plus Dole’s reasonable and incurred attorney’s fees and costs, plus interest, in a binding arbitration case involving faulty manufactured refrigerated containers sold to Dole. The arbitration award is not included in Dole’s operating results for the first quarter; Dole expects that the award will be received and recorded in income in a subsequent quarter during 2010.
Selected Financial Data (Unaudited)

	Quarter Ended
	March 27,	March 28,
	2010	2009
	(In millions)
Revenues, net	$1,606	$1,597
Operating income	59	123
Adjusted EBITDA	85	122
Cash flow from operations	19	39

Reconciliation of Net income to EBIT and Adjusted EBITDA (Unaudited):

	Quarter Ended
	March 27,	March 28,
	2010	2009
	(In millions)
Net income	$23	$104
Gain on disposal of discontinued operations, net	—	(1)
Interest expense	41	37
Income taxes	3	8

Earnings before interest and taxes (“EBIT”)	67	148
Depreciation and amortization	26	27
Net unrealized (gain) loss on derivative instruments	4	(31)
Foreign currency gain on vessel obligations	(5)	—
Net unrealized gain on foreign denominated instruments	(5)	(5)
Gains on asset sales	(2)	(17)

Adjusted EBITDA	$85	$122

See “Non-GAAP Measurements” below for discussion of EBIT and Adjusted EBITDA.
Revenues
     Revenues rose slightly during the quarter ended March 27, 2010. Packaged foods sales increased primarily due to higher volumes sold worldwide. Fresh fruit sales increased as a result of higher sales in our European ripening and distribution businesses and higher sales of bananas in North America, partially offset by lower sales of bananas in Europe and Asia and lower volumes sold of deciduous Chilean fruit. Fresh fruit revenues were also impacted by the third and fourth quarter 2009 sales of Dole’s box plants in Latin America. Fresh vegetables sales decreased slightly mainly due to lower volumes of fresh-packed lettuce.
Adjusted EBITDA
     Adjusted EBITDA in the first quarter 2010 decreased $37 million to $85 million. Fresh fruit Adjusted EBITDA was impacted by lower earnings in our worldwide banana operations and Chilean deciduous fruit business. Banana earnings decreased due to lower local pricing in Europe and Asia as well as higher fruit costs in North America and Europe. Packaged foods Adjusted EBITDA increased as a result of lower worldwide product costs and higher sales volumes. Fresh vegetables Adjusted EBITDA increased due to better performance in our packaged salads business, and improved pricing for strawberries. Earnings were also impacted in 2010 by the write-off of $4.6 million of deferred debt issuance costs primarily associated with the March 2010 amendment of our senior secured credit facilities.

Cash and Debt (Unaudited)

	March 27,	January 2,
	2010	2010
Cash:	(In millions)
Cash and cash equivalents	$198	$120

Total Debt:
Revolving credit facility	$—	$—
Term loan facilities	836	739
Senior Notes and Debentures	767	767
Other debt, and debt discount*	78	92

Total Debt	$1,681	$1,598

Net Debt	$1,483	$1,478

*	includes $28 million and $20 million of debt discount at March 27, 2010 and January 2, 2010, respectively.
Segment Information (Unaudited)

	Quarter Ended
	March 27,	March 28,
	2010	2009
Revenues from external customers	(In millions)
Fresh fruit	$1,123	$1,122
Fresh vegetables	231	234
Packaged foods	252	241

	$1,606	$1,597

	March 27,	March 28,
	2010	2009
EBIT	(In millions)
Fresh fruit	$43	$99
Fresh vegetables	11	16
Packaged foods	29	22

Total operating segments	83	137
Corporate:
Unrealized gain (loss) on cross currency swap	(4)	18
Unrealized loss on foreign denominated instruments	5	6
Operating and other expenses, net	(17)	(13)

Total Corporate	(16)	11

Total EBIT	$67	$148

See Exhibit 1 for further detailed information on segments.

Conference Call
Dole will hold a conference call for investors to discuss its results at 4:45 p.m. EST today. Access to a live audio webcast is available at http://investors.dole.com under “Webcasts.” Toll-free telephone access will be available by dialing 1-800-435-1398 in the United States and 1-617-614-4078 from international locations and providing the conference code 36676512. A replay of the call will be available until May 24, 2010. To access the telephone replay, dial 1-888-286-8010 from the United States and 617-801-6888 from international locations and enter the confirmation code 70909652. A replay of the webcast will be available online at www.dole.com as soon as possible.
Non-GAAP Measurements
EBIT and Adjusted EBITDA are measures commonly used by financial analysts in evaluating the performance of companies. EBIT is calculated by subtracting income from discontinued operations, net of incomes taxes, from net income, by subtracting the gain on disposal of discontinued operations, net of income taxes, by adding interest expense and by adding income tax expenses to net income. Adjusted EBITDA is calculated by adding depreciation and amortization from continuing operations, adding the net unrealized loss or subtracting the net unrealized gain on certain derivative instruments (foreign currency and bunker fuel hedges and the cross currency swap), adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations, adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments, and by subtracting gains on asset sales from EBIT. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash and cash equivalents.
EBIT and Adjusted EBITDA are not calculated or presented in accordance with U.S. GAAP and EBIT and Adjusted EBITDA are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT and Adjusted EBITDA as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included EBIT and Adjusted EBITDA herein because management believes that EBIT and Adjusted EBITDA are useful performance measures for Dole. In addition, EBIT and Adjusted EBITDA are presented because management believes that these measures are frequently used by securities analysts, investors and others in the evaluation of Dole.
Dole, with 2009 net revenues of $6.8 billion, is the world’s largest producer and marketer of high-quality fresh fruit and fresh vegetables, and is the leading producer of organic bananas. Dole markets a growing line of packaged and frozen fruit and is a produce industry leader in nutrition education and research.
This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

Exhibit 1 (Unaudited)
Segment EBIT was impacted by unrealized non-cash foreign currency exchange gains and losses and gains on asset sales, which are detailed in the tables below. In the first quarter of 2010, a majority of Dole’s foreign currency hedges were designated as effective hedges. As a result, unrealized gains/losses on these hedges are no longer included in current period earnings.

	Quarter Ended
	March 27,	March 28,
	2010	2009
Fresh Fruit	(In millions)
Revenues, net	$1,123	$1,122
EBIT:
Fresh fruit products	$36	$79
Unrealized gain (loss) on foreign currency and fuel hedges	—	13
Foreign currency exchange gain on vessel obligations	5	—
Gains on asset sales	2	7

Total Fresh Fruit EBIT	$43	$99

	Quarter Ended
	March 27,	March 28,
	2010	2009
Fresh Vegetables	(In millions)
Revenues, net	$231	$234
EBIT:
Fresh vegetables products	$11	$7
Gains on asset sales	—	9

Total Fresh Vegetables EBIT	$11	$16

	Quarter Ended
	March 27,	March 28,
	2010	2009
Packaged Foods	(In millions)
Revenues, net	$252	$241
EBIT:
Packaged foods products	$29	$21
Gains on asset sales	—	1

Total Packaged Foods EBIT	$29	$22